Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Diego Romero
(602) 682-1584	(602) 682-3173
susannahlivingston@sprouts.com	media@sprouts.com

Sprouts Farmers Market, Inc. Reports Third Quarter 2021 Results

PHOENIX, Ariz. – (Globe Newswire) – November 4, 2021 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week third quarter ended October 3, 2021.

Third Quarter Highlights(1):

•
Net sales of $1.5 billion; a 4% decrease from the same period in 2020 and a 5% increase from the same period in 2019
•
Comparable store sales growth of -5.4% and two-year comparable store sales growth of -2.1%(2)
•
Net income of $64 million; compared to net income of $60 million and adjusted net income(3) of $62 million in the same period in 2020; and compared to net income of $26 million from the same period in 2019
•
Diluted earnings per share of $0.56; compared to $0.51 diluted earnings per share and adjusted diluted earnings per share(3) of $0.52 in the same period in 2020; and compared to $0.22 diluted earnings per share from the same period in 2019

“Our third quarter sequential improvement in sales and robust profits, combined with the early performance of our two newly designed stores, give us confidence we are making progress in transforming Sprouts, built on the long-standing foundation of a farmer’s market heritage," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "Moving forward, while there is work to be done, we are supported by a robust unit growth story, passionate team members, a loyal customer base, and our fresh differentiation, providing the ingredients for long-term success as a specialty store destination."

1 The Company’s results for the third quarter of 2020 were significantly impacted by the COVID-19 pandemic. Accordingly, this presentation also includes certain comparisons to results in the third quarter of 2019.

2 To account for the 53rd week in fiscal 2020 we shifted each week back one week, thereby ignoring the first week of fiscal 2020 to better align holidays for comparison purposes. More information can be found at investors.sprouts.com under additional reports.

3 Adjusted net income and adjusted diluted earnings per share, non-GAAP financial measures, exclude the impact of certain special items. There were no such adjustments for the quarter ended October 3, 2021. See the “Non-GAAP Financial Measures” section of this release for additional information about these items.

Third Quarter 2021 Financial Results

Net sales for the third quarter of 2021 were $1.5 billion, a 4% decrease compared to the same period in 2020. The sales decrease was primarily due to a decrease of 5.4% in comparable store sales, partially offset by sales from new stores opened.

Gross profit for the quarter decreased 7.7% to $540 million, resulting in a gross profit margin of 35.8%, a decrease of 131 basis points compared to the same period in 2020. This decrease was driven by the anniversary of elevated demand during the height of the pandemic and the balancing of cost inflation and retail pricing during the quarter. Our efficient promotions, attractive everyday pricing, shrink improvement and differentiated assortment continue to result in margins superior to our historic trends, contributing to a 265 basis point increase over third quarter 2019.

Selling, general and administrative expenses ("SG&A") for the quarter decreased $52 million to $423 million, or 28% of sales. This primarily reflects lower COVID-19 pandemic response costs, including incentive compensation in the prior year, along with lower marketing and e-commerce expenses. Compared to the same period in 2019, SG&A increased 4.7%.

Depreciation and amortization for the quarter was $30 million, or 2.0% of sales, an increase of 4 basis points compared to the same period in 2020 as a result of sales deleverage.

Store closure and other costs, net for the quarter were $0.1 million compared to $0.3 million in the same period of 2020.

Net income for the quarter was $64 million, compared to $60 million for the same period in 2020. Diluted earnings per share (“EPS”) was $0.56, compared to diluted earnings per share of $0.51 and adjusted diluted earnings per share of $0.52 for the same period in 2020 (see "Non-GAAP Financial Measures”).

Unit Growth and Development

During the third quarter of 2021, Sprouts opened three new stores and had one relocation with its new store format, resulting in 366 stores in 23 states as of October 3, 2021. Due to continued difficulties in obtaining necessary equipment from third parties because of supply chain delays complicated by the COVID-19 pandemic, we expect six planned new store openings in the fourth quarter of 2021 will be delayed until 2022.

Leverage and Liquidity

Sprouts generated cash from operations of $297 million year-to-date through October 3, 2021 and invested $53 million in capital expenditures net of landlord reimbursement, primarily for new stores. Sprouts ended the quarter with a $250 million balance on its revolving credit facility, $28 million of letters of credit outstanding under the facility, $260 million in cash and cash equivalents, and $163 million available under the current share repurchase authorization. Through October 3, 2021, we had repurchased 5.4 million shares of common stock under this authorization for a total investment of $137 million. Year-to-date through November 1, 2021, we have repurchased 6.3 million shares of common stock for a total investment of $157 million.

Fourth Quarter and Full Year 2021 Outlook

We have adjusted our fiscal 2021 outlook and added a fourth quarter outlook, reflecting our year-to-date performance and our expectations for the remainder of the year:

	Fourth -Quarter 2021 Outlook	Full-Year 2021 Outlook
Net sales	$1,450M - $1,475M	$6,055M - $6,080M
Unit growth	9 new stores	14 new stores, including 1 relocation
Comparable store sales growth	(3%) to (5%)	(7.0%) to (7.5%)
Adjusted EBIT		$325M to $330M
Adjusted diluted earnings per share	$0.26 to $0.30	$2.04 to $2.08
Effective tax rate		Approximately 24%
Capital expenditures		$95M to $105M
(net of landlord reimbursements)

Third Quarter 2021 Conference Call

Sprouts will hold a conference call at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) on Thursday, November 4, 2021, during which Sprouts executives will further discuss third quarter 2021 financial results.

A webcast of the conference call will be available through Sprouts’ investor relations webpage located at investors.sprouts.com. Participants should register on the website approximately 15 minutes prior to the start of the webcast.

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 6572347.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the impact of the COVID-19 pandemic; the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions; accounting standard changes; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts is the place where goodness grows. True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the fastest-growing retailers in the country, Sprouts employs approximately 35,000 team members and operates more than 360 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-nine Weeks Ended	Thirty-nine Weeks Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Net sales	$1,509,633	$1,577,598	$4,607,073	$4,866,925
Cost of sales	969,904	992,829	2,931,089	3,075,665
Gross profit	539,729	584,769	1,675,984	1,791,260
Selling, general and administrative expenses	423,416	475,053	1,299,498	1,400,234
Depreciation and amortization (exclusive of depreciation included in cost of sales)	30,377	31,067	92,036	92,637
Store closure and other costs, net	128	268	1,757	(344)
Income from operations	85,808	78,381	282,693	298,733
Interest expense, net	2,911	3,117	8,840	11,681
Income before income taxes	82,897	75,264	273,853	287,052
Income tax provision	19,030	15,023	65,924	67,999
Net income	$63,867	$60,241	$207,929	$219,053
Net income per share:
Basic	$0.56	$0.51	$1.78	$1.86
Diluted	$0.56	$0.51	$1.77	$1.85
Weighted average shares outstanding:
Basic	114,201	117,947	116,497	117,775
Diluted	114,818	118,450	117,252	118,157

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	October 3, 2021	January 3, 2021
ASSETS
Current assets:
Cash and cash equivalents	$260,218	$169,697
Accounts receivable, net	19,475	14,815
Inventories	271,084	254,224
Prepaid expenses and other current assets	36,126	27,224
Total current assets	586,903	465,960
Property and equipment, net of accumulated depreciation	709,342	726,500
Operating lease assets, net	1,061,825	1,045,408
Intangible assets, net of accumulated amortization	184,960	184,960
Goodwill	368,878	368,878
Other assets	14,512	14,698
Total assets	$2,926,420	$2,806,404
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$171,766	$139,337
Accrued liabilities	144,817	143,402
Accrued salaries and benefits	46,151	76,695
Current portion of operating lease liabilities	143,385	135,739
Current portion of finance lease liabilities	1,041	959
Total current liabilities	507,160	496,132
Long-term operating lease liabilities	1,087,586	1,069,535
Long-term debt and finance lease liabilities	259,871	260,459
Other long-term liabilities	43,562	40,912
Deferred income tax liability	60,158	58,073
Total liabilities	1,958,337	1,925,111
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 113,155,419 shares issued and outstanding, October 3, 2021; 117,953,435 shares issued and outstanding, January 3, 2021	113	118
Additional paid-in capital	699,870	686,648
Accumulated other comprehensive loss	(5,351)	(8,474)
Retained earnings	273,451	203,001
Total stockholders' equity	968,083	881,293
Total liabilities and stockholders' equity	$2,926,420	$2,806,404

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Thirty-nine Weeks Ended	Thirty-nine Weeks Ended
	October 3, 2021	September 27, 2020
Cash flows from operating activities
Net income	$207,929	$219,053
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	94,422	94,748
Operating lease asset amortization	80,295	71,765
Store closure and other costs, net	—	(321)
Share-based compensation	11,304	10,400
Deferred income taxes	2,085	228
Other non-cash items	883	1,996
Changes in operating assets and liabilities:
Accounts receivable	12,999	7,372
Inventories	(16,860)	18,724
Prepaid expenses and other current assets	(6,001)	(8,937)
Other assets	(2,834)	(2,575)
Accounts payable	29,479	45,806
Accrued liabilities	1,046	(7)
Accrued salaries and benefits	(30,544)	23,577
Accrued income tax	—	2,083
Operating lease liabilities	(88,664)	(79,602)
Other long-term liabilities	1,120	5,954
Cash flows from operating activities	296,659	410,264
Cash flows used in investing activities
Purchases of property and equipment	(70,010)	(95,874)
Cash flows used in investing activities	(70,010)	(95,874)
Cash flows used in financing activities
Payments on revolving credit facilities	—	(263,000)
Payments on finance lease obligations	(507)	(474)
Repurchase of common stock	(137,484)	—
Proceeds from exercise of stock options	1,918	1,343
Cash flows used in financing activities	(136,073)	(262,131)
Increase in cash, cash equivalents, and restricted cash	90,576	52,259
Cash, cash equivalents, and restricted cash at beginning of the period	171,441	86,785
Cash, cash equivalents, and restricted cash at the end of the period	$262,017	$139,044

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA, adjusted EBITDA, adjusted EBIT, adjusted net income and adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion and adjusted EBITDA as EBITDA excluding the impact of special items. The company defines adjusted EBIT, adjusted net income and adjusted diluted earnings per share by adjusting the applicable GAAP measure to remove the impact of special items.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of adjusted EBITDA to net income for the thirteen and thirty-nine weeks ended October 3, 2021 and September 27, 2020 and a reconciliation of EBIT, net income and diluted earnings per share to adjusted EBIT, adjusted net income and adjusted diluted earnings per share for the thirteen and thirty-nine weeks ended October 3, 2021 and September 27, 2020:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-nine Weeks Ended	Thirty-nine Weeks Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Net income	$63,867	$60,241	$207,929	$219,053
Income tax provision	19,030	15,023	65,924	67,999
Interest expense, net	2,911	3,117	8,840	11,681
Earnings before interest and taxes (EBIT)	85,808	78,381	282,693	298,733
Special items:
Strategic initiatives (1)	—	2,416	—	7,033
Adjusted EBIT	85,808	80,797	282,693	305,766

Depreciation, amortization and accretion	31,270	31,647	94,422	94,428
Adjusted EBITDA	$117,078	$112,444	$377,115	$400,194

Net income	$63,867	$60,241	$207,929	$219,053
Special Items:
Strategic initiatives, net of tax (1)	—	1,795	—	5,226
Adjusted Net income	$63,867	$62,036	$207,929	$224,279
Diluted earnings per share	$0.56	$0.51	$1.77	$1.85
Adjusted diluted earnings per share	$0.56	$0.52	$1.77	$1.90

Diluted weighted average shares outstanding	114,818	118,450	117,252	118,157

(1)
Includes professional fees related to strategic initiatives. After-tax impact includes the tax benefit on the pre-tax charge.

###

Source: Sprouts Farmers Market, Inc

Phoenix, AZ

11/4/21